UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange*
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGN.W	New York Stock Exchange*
Preferred Share Purchase Rights	N/A	New York Stock Exchange*
* The registrant’s common stock and warrants began trading exclusively on the over-the-counter market since November 8, 2023 under the symbols “HLGN” and “HLGNW”, respectively.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Transition Agreement with Mr. Kurada

On January 11, 2024, Heliogen, Inc. (the “Company”) and Sagar Kurada entered into a transition agreement (the “Transition Agreement”), pursuant to which the Company and Mr. Kurada mutually agreed that Mr. Kurada will cease to serve as Chief Financial Officer and Head of Strategy of the Company, effective January 11, 2024, and will cease employment with the Company, effective January 31, 2024 (the “Separation Date”). The Transition Agreement provides that Mr. Kurada will continue to receive his base salary and benefits eligibility through the Separation Date. Mr. Kurada will not receive a bonus for 2023. Subject to Mr. Kurada’s continued employment through the Separation Date, his execution and non-revocation of a general release of claims in favor of the Company, his compliance with his existing confidentiality obligations and the non-disparagement and other terms of the Transition Agreement, and his continued support to the Company with the orderly transition of his work, Mr. Kurada will receive (i) payments equal to his base salary for two months following the Separation Date; and (ii) payment of his and his dependents’ healthcare premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act for a period of up to two months after the Separation Date. All equity awards granted to Mr. Kurada will be unvested as of the Separation Date and will therefore be canceled.

The Transition Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Transition Agreement is qualified in its entirety by reference to such exhibit.

Appointment of Interim Chief Financial Officer

On January 11, 2024, the Board appointed Alan Gahm as interim Chief Financial Officer of the Company, effective on January 11, 2024. Mr. Gahm will serve as the Company’s principal financial officer until the appointment of his successor.

Mr. Gahm, age 66, has been a financial consultant through consulting firm, A&K Financial Consulting Services, LLC (“A&K Consulting”), since 2022. Prior to A&K Consulting, Mr. Gahm was Global Controller for Ascend Performance Materials from 2016 to 2022. Ascend is a privately held global chemical manufacturer of nylon, intermediates, chemicals, and specialty products. Mr. Gahm was previously Vice President, Controller at Universal Weather and Aviation from 2010 to 2016 and Vice President, Chief Accounting Officer for Integrated Electrical Services from 2008 to 2010. Alan has also previously served as Global Corporate Controller of Kraton Polymers, Chief Operating Officer of Profit Technologies Corporation (an international audit and consulting firm), and Vice President, Finance and Corporate Controller for Koch Industries (KoSa). Prior to these positions, Mr. Gahm worked in several finance management positions for Shell Oil Company. Mr. Gahm previously served as the Interim Chief Accounting Officer at the Company during the third quarter of 2022. Mr. Gahm holds a B.A. in Accounting and Finance from the University of West Florida.

On January 11, 2024, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Gahm and A&K Consulting with respect to Mr. Gahm’s service as the Company’s Interim Chief Financial Officer. Pursuant to the Consulting Agreement, in exchange for Mr. Gahm’s full-time service as the Company’s Interim Chief Financial Officer, Mr. Gahm, through A&K Consulting, will receive a fee of $175.00 per hour. The Consulting Agreement has a term of three months from the date of the Agreement and may be renewed for a successive three (3) month term upon mutual agreement by the parties to the agreement. The Consulting Agreement may be terminated by any party upon fourteen (14) days advance written notice.

The Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to such exhibit.

Appointment of Principal Accounting Officer

On January 11, 2024, the Company appointed Ms. Wilda Siu, age 48, to serve as its Chief Accounting Officer and Head of Business Systems and Information Technology effective January 26, 2024. Ms. Siu will serve as the Company’s principal accounting officer. Ms. Siu replaces Kelly Rosser. On January 10, 2024, Ms. Rosser notified the Company that she will resign as Chief Accounting Officer effective January 26, 2024 to pursue another opportunity.

Ms. Siu has been the Company’s Senior Vice President, Business Systems Transformation & Financial Operations since September 2022. Prior to joining the Company, Ms. Siu was the Vice President, Controller of Vizio Holding Corp., a consumer electronics company, from February 2018 to September 2022. From November 2016 to February 2018, she served as Director of Accounting for Nellson LLC, a food and beverage manufacturing company. Ms. Siu previously served as Director, Business Transformation for Broadcom Inc. from November 2012 to June 2016, and before then, she served as Director, Advisory Services at PricewaterhouseCoopers LLP from February 2006 to November 2012. Ms. Siu holds an M.B.A. in Professional Accounting from the University of Toronto and a Bachelor of Commerce in Accounting and Economics from McGill University.

Mr. Gahm and Ms. Siu will enter into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Gahm and Ms. Siu for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as an officer of the Company.

There are no arrangements or understandings between Mr. Gahm and any other person pursuant to which Mr. Gahm was appointed as interim Chief Financial Officer and there are no family relationships between Mr. Gahm and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are also no arrangements or understandings between Ms. Siu and any other person pursuant to which Ms. Siu was appointed as Chief Accounting Officer and there are no family relationships between Ms. Siu and any director or other executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 12, 2024, the Company issued a press release with respect to Mr. Kurada’s departure as Chief Financial Officer, Mr. Gahm’s appointment as Interim Chief Financial Officer and Ms. Siu’s replacement of Ms. Rosser as principal accounting officer, as discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Transition Agreement, dated as of January 11, 2024, by and between Heliogen, Inc. and Sagar Kurada.
10.2*	Consulting Agreement, dated as of January 11, 2024, by and among Heliogen, Inc., A&K Financial Consulting Services, LLC and Alan Gahm.
99.1	Press Release, dated January 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	January 12, 2024	By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer